UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009

ActivIdentity Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50223	45-0485038
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

6623 Dumbarton Circle, Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 574-0100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 14, 2009, ActivIdentity Corporation (the “Company”) issued a press release announcing that it entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Terrapin Holding Corporation, a wholly owned subsidiary of the Company (“Holding”) and wholly owned subsidiary of the Company, Terrapin Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Holding (“Merger Sub”), CoreStreet Ltd., a Delaware corporation (“CoreStreet”), and John F. Burton, acting solely as the stockholder representative.  The Merger Agreement provides that, upon terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into CoreStreet, with CoreStreet continuing as the surviving corporation and an indirect, wholly owned subsidiary of the Company (the “Merger”).  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 14, 2009 announcing the signing of a merger agreement with CoreStreet Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActivIdentity Corporation
(registrant)

Date: December 14, 2009	By:	/s/ Jacques D. Kerrest
Jacques D. Kerrest
Chief Financial Officer and
Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated December 14, 2009 announcing the signing of a merger agreement with CoreStreet Ltd.